UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2023

Tingo Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35850	27-0016420
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

28 West Grand Avenue, Suite 3
Montvale, New Jersey 07645

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 225-0190

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.001 per share	TIO	The NASDAQ Capital Market

Item 2.02 Results of Operations and Financial Condition.

On November 14, 2023, Tingo Group, Inc. (the “Company”), issued a press release (the “Press Release”) announcing its financial results and operational highlights for the third quarter ended September 30, 2023, and other financial information.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On November 13, 2023, the Company was notified (the “Notification Letter”) by the Nasdaq Listing Qualifications (“Nasdaq”) that it is not in compliance with the minimum bid price requirements set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on The Nasdaq Capital Market. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Company’s common stock for the 30 consecutive business days prior to the date of the Notification Letter, the Company no longer meets the minimum bid price requirement. The Notification Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Capital Market and, at this time, the common stock will continue to trade on the Nasdaq Capital Market under the symbol “TIO”.

The Notification Letter provides that the Company has 180 calendar days, or until May 13, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the bid price of the Company’s common stock must have a closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days. In the event the Company does not regain compliance by May 13, 2024, the Company may then be eligible for additional 180 days if it meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period. If the Company does not qualify for the second compliance period or fails to regain compliance during the second compliance period, then Nasdaq will notify the Company of its determination to delist the Company’s common stock, at which point the Company will have an opportunity to appeal the delisting determination to a Hearings Panel.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2023, Amir Ayalon notified the Company of his decision to resign as the Company’s Chief Financial Officer, effective immediately, for personal reasons. In connection with the resignation of Mr. Ayalon, Kenneth Denos and Dozy Mmobuosi, the Company’s interim co-Chief Executive Officers were appointed as the Company’s interim co-Principal Financial and Accounting Officers, effective November 13, 2023.

Item 7.01 Regulation FD Disclosure.

On November 14, 2023, the Company posted to its website a presentation (the “Presentation”) containing its financial results for the three and nine months ended September 30, 2023. The Company also held an investor conference call discussing the financial results for the three and nine months ended September 30, 2023.

The full text of the Press Release and the Presentation are furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.

In accordance with the General Instruction B.2 of Form 8-K the information furnished pursuant to this Item in this Current Report on Form 8-K (including Exhibits 99.1 and 99.2) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01 Other Information.

On November 13, 2023, the Securities and Exchange Commission announced the temporary suspension, pursuant to Section 12(k) of the Securities Exchange of 1934, of trading in the securities of the Company. The temporary suspension will expire at 11:59 p.m. (Eastern Standard Time) on November 28, 2023.

According to the order, the Securities and Exchange Commission temporarily suspended trading in the Company’s securities because of questions and concerns regarding the adequacy and accuracy of publicly available information in the marketplace concerning the Company, including (1) press releases, periodic filings with the Securities and Exchange Commission—including Forms 10-K, 10-Q, and 8-K—and other publicly disseminated statements, since at least May 10, 2022, about the financial statements and business operations of its then merger acquisition target and current wholly-owned subsidiary, Tingo Mobile Ltd.; and (2) press releases, periodic filings with the Securities and Exchange Commission—including Forms 10-K, 10-Q, and 8-K—and other publicly disseminated statements, since at least February 9, 2023, about the financial statements and business operations of its wholly-owned subsidiary, Tingo Foods PLC.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated November 14, 2023
99.2	Presentation dated November 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2023	TINGO GROUP, INC.

	By:	/s/ Dozy Mmobuosi
		Name:	Dozy Mmobuosi
		Title:	Interim Co-CEO

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